File 200636510002

State of California
Secretary of State

FILED
in the office of the Secretary of State
of the State of California

DEC 3 1 2006

LIMITED LIABILITY COMPANY
ARTICLES OF ORGANIZATION - CONVERSION

IMPORTANT — Read all instructions before completing this form.

This Space For Filing Use Only

CONVERTED ENTITY INFORMATION

1. NAME OF LIMITED LIABILITY COMPANY (End the name with the words "Limited Liability Company," "Ltd. Liability Company," "Ltd. Liability Co.," or the abbreviation "LLC" or "L.L.C.")

Plaxicon, LLC

2. THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

3. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)

☐ ONE MANAGER ☐ MORE THAN ONE MANAGER ☑ ALL LIMITED LIABILITY COMPANY MEMBER(S)

4. MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE	CITY AND STATE	ZIP CODE
1760 Hawthorne Lane	West Chicago, Illinois	60185

5. NAME OF AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and both Items 5 and 6 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and Item 5 must be completed (leave Item 6 blank).)

Alex Iniguez

6. IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA	CITY	STATE	ZIP CODE
10560 Acacia	Rancho Cucamonga	CA	91730

CONVERTING ENTITY INFORMATION

7. NAME OF CONVERTING ENTITY

Plaxicon, Inc.

8. FORM OF ENTITY	9. JURISDICTION	10. CA SECRETARY OF STATE FILE NUMBER, IF ANY
Corporation	California	C1002593

11. THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE	AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS
100 Shares of Common Stock	Majority

OFFICE OF THE SECRETARY OF STATE

ADDITIONAL INFORMATION

12. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

13. I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA, THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

/s/ Kenneth Wroblewski	12/27/2006	Kenneth Wroblewski, Vice President and Chief Financial Officer
SIGNATURE OF AUTHORIZED PERSON	DATE	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON
/s/ David W. Schoenberg	12/27/06	David W. Schoenberg, Assistant Secretary
SIGNATURE OF AUTHORIZED PERSON	DATE	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON